Exhibit 10.16

FIRST PREFERRED FLEET MORTGAGE
RIGDON MARINE CORPORATION
as Owner
TO
DVB BANK NV,
as Mortgagee
Dated as of December 28, 2005

SYNOPSIS OF MORTGAGE

Name and Official Numbers of Vessel:	As set forth in Schedule 1 hereto

Type of Instrument:	First Preferred Mortgage

Date of Instrument:	December 28, 2005

Name of Owner (Percentage of Vessel owned):	Rigdon Marine Corporation (100%)

Address of Owner:	815 Walker Street, Suite 750 Houston, Texas 77002 United States of America Facsimile: (703)236-0200 Attention: Larry T. Rigdon

Name of Mortgagee:	DVB Bank NV

Address of Mortgagee:	Parklaan 2 3016 BB Rotterdam The Netherlands

Total amount of Mortgage:	US$195,000,000 (exclusive of interest, expenses and fees)

          THIS FIRST PREFERRED FLEET MORTGAGE is made and given this 28th day of December, 2005 by RIGDON MARINE CORPORATION, a corporation incorporated under the laws of the State of Delaware, with offices at 815 Walker Street, Suite 750, Houston, Texas, 77002, United States of America, (the “Owner”) in favor of DVB BANK NV, a bank incorporated under the laws of the Kingdom of the Netherlands, with offices at Paarklan 2, 3016 BB Rotterdam, the Netherlands, as security trustee (hereinafter, in such capacity, called the “Mortgagee”) for the Lenders (as such term is defined in the Credit Agreement (as hereinafter defined)), pursuant to the terms of the Credit Agreement.
          WHEREAS:
          A. The Owner is the sole legal and beneficial owner of the whole of each of the vessels listed on Schedule 1 attached hereto and made a part hereof (the “Vessels” and each a “Vessel”).
          B. Pursuant to a Credit Facility Agreement dated as of December 28, 2005 (the “Credit Facility Agreement”) and made by and among (i) Rigdon Marine Corporation, a corporation incorporated under the laws of the State of Delaware (the “Borrower”), (ii) the Lenders (as such term is defined in the Credit Facility Agreement) and (iii) DVB Bank NV (“DVB”), as underwriter, arranger, swap bank, book manager, facility agent for the lenders (in such capacity, the “Facility Agent”) and security trustee (in such capacity, the “Security Trustee”), a copy of the form of the Credit Facility, without schedules or exhibits, other than schedule 1, is attached hereto as Exhibit A, pursuant to which the Security Trustee has agreed to serve in such capacity under the Credit Facility Agreement and the Lenders have agreed to provide to the Borrower a senior secured term loan credit facility in the amount of up to US$170,000,000 (the “Loan”). The obligation of the Borrower to repay the Loan under the Credit Agreement being evidenced by a promissory note dated the date hereof from the Borrower to the order of the Security Trustee (the “Note”), a copy of the form of the Note being attached hereto as Exhibit B. The Loan, and interest, fees and commissions thereon are to be repaid or paid, as the case may be, as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.
          C. The Owner has agreed to enter into certain Interest Rate Agreements with the Mortgagee for an amount equal to the full amount of the Loan and the Owner has agreed that this Mortgage shall secure amounts owing to the Lenders thereunder in an amount of up to US$25,500,000 (the “Swap Liabilities”).
          D. Pursuant to Section 15 of the Credit Agreement, each of the Lenders has appointed the Mortgagee as agent and security trustee on its behalf with regard to, inter alia, the security conferred on such Lenders pursuant to the Credit Agreement, the Note and the Security Documents.
          E. The Owner, in order to secure the payment of the Obligations, as that term is defined in subsection 1(A)(iv) hereof, and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Credit Agreement and in this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred

Fleet Mortgage under and pursuant to the United States Ship Mortgage Act, 1920, as amended, inter alia, by Public Law 100-710 (46 USC Section 30101 et seq.) (the “Ship Mortgage Act”).
          NOW, THEREFORE, THIS MORTGAGE WITNESSETH:
          1. Definitions: In this Mortgage, unless the context otherwise requires:
(A)	(i)	“Classification Society” means the member of the International Association of Classification Societies, as defined in the Credit Agreement, with whom the Vessel is entered and who conducts periodic physical surveys and/or inspections of the Vessel;

	(ii)	“Earnings” includes all freight, hire and passage moneys, compensation payable in event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever payable and belonging to the Owner due or to become due in respect of the Vessel at any time during the Security Period;

	(iii)	“Insurances” includes all policies and contracts of insurance and all entries of the Vessels in a protection and indemnity or war risks association or club which are from time to time taken out or entered into pursuant to this Mortgage in respect of each Vessel and its Earnings or otherwise howsoever in connection with such Vessel;

	(iv)	“Mortgage” means this first preferred fleet mortgage;

	(v)	“Obligations” means the obligations of the Borrower under or in connection with the Credit Agreement, the Note, the Interest Rate Agreements, this Mortgage and any other Security Document, including but not limited to the obligations to repay the Loan when due;

	(vi)	“Person” means an individual, corporation, limited partnership, general partnership, syndicate, joint venture, association, trust, unincorporated organization, trustee or other legal representative;

	(vii)	“Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of any Vessel or otherwise than by requisition for hire;

	(viii)	“Security Documents” when used herein shall have the same meaning as in the Credit Agreement;

(ix)	“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by this Mortgage by payment in full of the Obligations;

(x)	“Subordinated Loan Agreement” means the agreement dated December [27], 2005, made by and among the Subordinated Lender providing for a subordinated loan in the amount of up to $90,000,000;”

(xi)	“Subordinated Lender” means Bourbon Capital USA, Inc.

(xii)	“Subordinated Mortgage” means the second preferred fleet mortgage to be granted by the Owner in favor of the Subordinated Lender securing the Owner’s obligation under the Subordinated Loan Agreement.

(xiii)	“Total Loss” means:
(a)	actual, constructive or compromised or arranged total loss of any Vessel;

(b)	requisition for title or other compulsory acquisition of any Vessel (otherwise than by requisition for hire) which shall continue for thirty (30) days; or

(c)	capture, seizure, arrest, detention or confiscation of any Vessel by any government or by persons acting or purporting to act on behalf of any government unless such Vessel be released and restored to the Owner from such capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof; ) and
(xiv)	“Vessel” means the whole of each of the vessels listed on Schedule 1 hereto and includes its engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said vessels, or any parts thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said vessels, do not become the property of the Owner.
(B) In Section 5(B) hereof:
(i)	“excess risks” means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(ii)	“protection and indemnity risks” means the usual risks covered by a United States or an English or another protection and indemnity association or club acceptable to the Mortgagee including the proportion not recoverable in case of collision under the ordinary running-down clause; and

(iii)	“war risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion Clause.
(C) This Mortgage shall be read together with the Credit Agreement but in case of any conflict between the two, the provisions of the Credit Agreement shall prevail.
          2. Grant of Mortgage; Representations and Warranties.
          2.1 In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the Note, this Mortgage and the other Security Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of each of the Vessels TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note and the other Security Documents contained;
          PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Lenders, their respective successors and assigns, the Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Credit Agreement, the Note and the other Security Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Note and the other Security Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and determine and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents as the Owner may reasonably require to discharge this Mortgage under the laws of the United States of America; otherwise to be and remain in full force and effect.
          2.2 The Owner hereby represents and warrants to the Mortgagee that:
          (A) the Owner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware qualified to own and register the Vessels under the United States flag and to operate the Vessels in the foreign commerce of the United States of America;
          (B) the Owner lawfully owns the whole of each Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage, the Subordinated Mortgage and except as permitted by Section 5(N) hereof; and
          (C) each Vessel is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy.
          3. Payment of Obligations. The Owner hereby further covenants and agrees to pay the Obligations when due to the Mortgagee or its successors or assigns; provided that the recourse of the Mortgagee hereunder shall be limited to the Vessels, the proceeds of the sale of the Vessels whether pursuant to this Mortgage or otherwise and any moneys received by the Mortgagee as Security Trustee pursuant to any of the Security Documents.
          4. Covenants Regarding Security Granted Hereunder. It is declared and agreed that:
          (A) The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.
          (B) Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the Lenders, related to or which reduces the obligations secured hereby, by the Owner or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.
          (C) The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other person:
          (i) any time or waiver granted to the Owner or any other person; or
          (ii) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner any other person; or

          (iii) any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Borrower or any other person; or
          (iv) any amendment or supplement to the Credit Agreement, the Note or any of the Security Documents; or
          (v) the unenforceability, invalidity or frustration of any obligations of the Borrower or any other person under the Credit Agreement, the Note or any of the Security Documents.
          (D) The Owner acknowledges and agrees that it has not received any security from any person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.
          (E) Until the Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment made under the Credit Agreement, the Note or this Mortgage on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:
(i) be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or
(ii) exercise any right of set-off or counterclaim against any such co-surety; or
(iii) receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or
(iv) unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee.
          The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.
          (F) The Owner hereby irrevocably subordinates all of its rights of subrogation (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any person which arise in connection with, or as a result of, the Credit Agreement or this Mortgage until full and final payment of all of the Obligations.

          5. Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:
          (A) to comply with and satisfy all the requisites and formalities established by the laws of the State of Delaware in respect of its legal existence and good standing and to maintain its status as a citizen of the United States, within the meaning of Section 2 of the United States Shipping Act, 1916 (the “Shipping Act”) qualified to operate vessels in the United States coastwise trade, and to give evidence in respect of the foregoing to the Mortgagee;
          (B) (i) to insure and keep each Vessel insured or cause or procure each Vessel to be insured and to be kept insured at no expense to the Mortgagee (or, with regard to the insurance cover described in (d) below, to reimburse the Mortgagee therefor) in regard to:
(a)	all risks hull and machinery (including excess risks);

(b)	war risks (including war protection and indemnity liability) covering, inter alia, the perils of confiscation, expropriation, nationalization, seizure and blocking; and

(c)	protection and indemnity risks (including pollution risks);
          (ii) with respect to each Vessel, to effect the Insurances aforesaid or to cause or procure the same to be effected:
(a)	in the cases of the Insurances referred to in sub-sections (i) (a), (b) and (d) above, (x) in such amounts as shall be at least equivalent to the higher of (I) One Hundred Ten percent (110%) of the principal outstanding at all times multiplied by a fraction, the numerator of which is the Fair Market Value of the Vessel and the Denominator of which is the Fair Market Value of all vessels then mortgaged to the Mortgagee in respect of the Credit Facility Agreement (as determined in accordance with the Credit Facility Agreement) and (II) the full commercial value of the Vessel, and (y) upon such terms (including provisions as to named insureds and loss payees and prior notice of cancellation) and with such deductibles as shall from time to time be approved by the Mortgagee;

(b)	in the case of the protection and indemnity Insurances referred to in sub-section (i)(c) above payable in lawful money of the United States of America, to the full extent commercially available (which is currently $1,000,000,000 in respect of pollution risks) and to include provisions as to loss payees and prior notice of cancellation in form and substance satisfactory to the Mortgagee; and

(c)	with first class insurance companies, underwriters and protection and indemnity associations or clubs as shall from time to time be approved by the Mortgagee (hereinafter called “the Insurers”);

          (iii) to renew all such Insurances or cause or procure the same to be renewed before the relevant policies or contracts expire and to procure that the Insurers or the firm of insurance brokers referred to herein below shall promptly confirm in writing to the Mortgagee as and when each such renewal is effected;
          (iv) to procure concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report from a firm of independent marine insurance brokers, appointed by the Owner and acceptable to the Mortgagee, with respect to the Insurances together with their opinion to the Mortgagee that the Insurances comply with the provisions of this Section 5(B), such report and opinion to be addressed and delivered promptly to the Mortgagee and the costs of such report and opinion to be for the account of the Owner;
          (v) to cause the said independent marine insurance brokers or the Insurers to agree to use reasonable efforts to advise the Mortgagee promptly of any failure to renew any of the Insurances and of any default in payment of any premium and of any other act or omission on the part of the Owner of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any Insurances on each Vessel;
          (vi) to cause the said independent marine insurance brokers to agree to mark their records and to use their best efforts to advise the Mortgagee, at least fourteen (14) days prior to the expiration date of any of the Insurances, that such Insurances have been renewed or replaced with new insurance which complies with the provisions of this Section 5(B);
          (vii) duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Mortgagee and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;
          (viii) to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;
          (ix) to procure that all policies, binders, cover notes or other instruments of the Insurances referred to in subsections (i)(a) and (b) above shall be taken out in the name of the Owner, with the Mortgagee as an additional assured (without liability for premiums), as its or their respective interests may appear, and shall incorporate a loss payable clause naming the Mortgagee as loss payee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and all policies, binders, cover notes or other instruments referred to in subsection (i) shall provide (a) for prior notice of at least fourteen (14) days to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee; provided, however, that unless otherwise required by the Mortgagee by notice to the underwriters, although all losses under such Insurances are payable to the Mortgagee, in case of any such losses involving any damage to any Vessel the underwriters may pay direct for the repair, salvage and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges may pay the Owner as reimbursement therefor, provided, further, however, that if such damage involves a loss in excess of U.S.$1,000,000, or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee and (b) in the event that any Vessel shall be insured under any form of fleet cover, undertakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to such Vessel against premiums, calls or contributions in respect of any other vessel or other insurance and that the insurance cover of such Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance;
          (x) to procure that all entries, policies, binders, cover notes or other instruments of the Insurances referred to in sub-section (i)(c) above incorporate a loss payable clause naming the Mortgagee as loss payee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Mortgagee and shall provide for prior notice of at least fourteen (14) days to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums, backcalls and assessments as to the Mortgagee, it being agreed that although such insurance is payable to the Mortgagee so long as no Event of Default has occurred and is continuing under this Mortgage, any loss payments under any such insurance on any Vessel may be paid directly to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred;
          (xi) to procure that originals or photocopies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be from time to time deposited with the Mortgagee after receipt by the Owner thereof and that the Insurers shall, if so requested by the Mortgagee, furnish the Mortgagee with a letter or letters of undertaking in such form as may be reasonably required by the Mortgagee in respect of such Insurances;
          (xii) not to change any terms of any Insurances or suffer them to be changed, or change underwriters of any Insurances or suffer them to be changed, without the Mortgagee’s prior written approval;
          (xiii) not to employ any Vessel or suffer any Vessel to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Mortgagee and/or the Insurers may prescribe; and
          (xiv) to do all things necessary and proper, and execute and deliver all documents and instruments to enable the Mortgagee to collect or recover any moneys to become due the Mortgagee in respect of the Insurances.

          (C) To keep and to cause each Vessel to be kept in a good and efficient state of repair so as to enable her to maintain her present class with its Classification Society and so as to enable her to qualify to navigate the routes presently permitted under, and subject to the existing conditions as are set forth in, the current United States Coast Guard Certificates of Inspection covering each Vessel and so as to comply with the provisions of such Certification of Inspection, as well as all laws, regulations and other requirements (statutory or otherwise) from time to time applicable to a similar vessel of her age, type and trade registered under the flag of the United States of America, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of any Vessel;
          (D) To submit or to cause each Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof;
          (E) To permit the Mortgagee, by surveyors or other persons appointed by it in its behalf, to board any Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will cause no undue delay to such Vessel;
          (F) (i) To pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against any Vessel except to the extent permitted by Section 5(N) hereof and (ii) in event of arrest of any Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of such Vessel from such arrest or detention within fifteen (15) days of receiving notice thereof by providing bail or otherwise as the circumstances may require;
          (G) Not to employ any Vessel or suffer her employment in any trade or business which is forbidden by the laws of the United States of America or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to employ any Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessels’ War Risks Insurers unless the required extra war risk insurance cover has been obtained for each Vessel;
          (H) Promptly to furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee may from time to time reasonably request regarding any Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to any Vessel;

(I) Promptly after learning of the same to notify or cause to be notified the Mortgagee forthwith in writing of:
(i) any accident to any Vessel involving repairs the cost whereof will or is likely to exceed U.S.$500,000 (or the equivalent in any other currency);
(ii) any occurrence in consequence whereof any Vessel has become or is likely to become a Total Loss;
(iii) any material requirement or recommendation made by any Insurer or classification society or by any competent authority which is not complied with in accordance with reasonable commercial practices;
(iv) any arrest of any Vessel or the exercise or purported exercise of any lien on any Vessel or her Earnings; and
(v) any occurrence of circumstances forming the basis of an Environmental Claim.
          (J) To keep or to cause to be kept proper books of account of the Owner in respect of the Vessel and her Earnings and, if requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee and furnish or cause to be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew’s wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;
          (K) To assign and provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of any Vessel;
          (L) Not, without the previous consent in writing of the Mortgagee, to put any Vessel or suffer her to be put into the possession of any person for the purpose of work being done upon her other than routine drydockings and ordinary maintenance in an amount exceeding or likely to exceed U.S.$750,000 (or the equivalent in any other currency) unless such work is fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or unless such person shall first have given to the Mortgagee and on terms satisfactory to it a written undertaking not to exercise any lien on such Vessel or her Earnings for the cost of such work or otherwise;
          (M) To keep each Vessel registered under the flag of the United States of America qualified to operate in the foreign trade of the United States of America and to do or suffer to be done nothing whereby such registration may be forfeited or imperiled;
          (N) To keep and to cause each Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee, the Subordinated

Mortgage, and except for crew’s wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than thirty (30) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject such Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Mortgagee, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of such Vessel from arrest, and not, except in favor of the Mortgagee, to pledge, charge, assign or otherwise encumber (in favor of any person other than the Mortgagee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any person other than the Mortgagee;
          (O) Not, without the previous consent in writing of the Mortgagee (and then only subject to such terms and conditions as the Mortgagee may impose), to sell (otherwise than on an arm’s length basis), abandon or otherwise dispose of such Vessel or any interest therein except as may be permitted by the Loan Agreement;
          (P) To pay promptly to the Mortgagee all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the Default Rate from the date whereon such expense or liability was incurred by the Mortgagee;
          (Q) To comply with all declaration and reporting requirements imposed by the protection and indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Section 20/2/91, and to pay all premiums required to maintain in force the necessary U.S. Oil Pollution Cover;
          (R) To comply with and satisfy all the requisites and formalities established by the laws of the United States of America to perfect this Mortgage as a legal, valid and enforceable first and preferred lien upon the Vessels and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5(R);
          (S) Not without the previous consent of the Mortgagee in writing, which consent shall not be unreasonably withheld, to let any Vessel or permit any Vessel to be let on demise charter for any period;
          (T) To place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board each Vessel with her papers and cause this Mortgage to be exhibited to any and all persons having business with each Vessel which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master’s cabin of each Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:
“NOTICE OF MORTGAGE
This Vessel is owned by RIGDON MARINE CORPORATION, and is subject to a First Preferred Fleet Mortgage (the “Fleet Mortgage”) in favor DVB BANK NV, as security trustee, under the authority of the United States Ship Mortgage Act, 1920, as amended interalia, by Public Law 100-710 (46 USC Section 30101 et seq.). Under the terms of the said First Preferred Fleet Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except for crew’s wages and salvage.”
          6. Mortgagee’s Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:
(i) in the event that the provisions of Section 5(B) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessels as it in its sole discretion may deem advisable;
(ii) in the event that the provisions of Section 5(C) and/or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and
(iii) in the event that the provisions of Section 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessels;
     Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing subsections (i), (ii) and (iii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in Section 5(P) hereof from the date when such expenses were incurred by the Mortgagee.
          7. Events of Default and Remedies.
          (A) In case any one or more of the following events herein termed an “Event of Default” shall occur and shall not have been received:

(i) a default in the payment when due of all or any part of the Obligations;
(ii) an Event of Default stipulated in Section 8.1 of the Credit Agreement shall occur and be continuing;
(iii) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (B) (other than subclauses (iii)(a), (iv), (vi) and (xi) thereof), (F), (G), (I), (K), (L), (M), (N), (O), (Q), (R), (S), or (T) of Section 5 of this Mortgage; or
(iv) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (A), (C), (D), (E), (H), (J), or (P) or subclauses (iii)(a), (iv), (vi) or (xi) of subsection (B) of Section 5 of this Mortgage and such default continues unremedied for a period of thirty (30) days; or
(v) it becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in this Mortgage and the Mortgagee considers that such impossibility or illegality will have a material adverse effect on its rights under this Mortgage or the enforcement thereof.
(B) If any Event of Default shall occur, the Mortgagee shall be entitled:
(i) to demand payment by written notice of the Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Note, this Mortgage or any of the other Security Documents to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Security Documents, provided, however, that if, before any sale of any Vessel, all defaults shall have been remedied in a manner satisfactory to the Mortgagee, the Mortgagee may waive such defaults by written notice to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;
(ii) at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the Default Rate from the date when such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(iii) to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Ship Mortgage Act;
(iv) to take possession of any Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee;
(v) to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;
(vi) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;
(vii) to discharge, compound, release or compromise claims against the Owner in respect of any Vessel which have given or may give rise to any charge or lien thereon or which are or may be enforceable by proceedings thereagainst;
(viii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee’s rights hereunder or otherwise; recover judgment for any amount due in respect of the Credit Agreement, the Note, this Mortgage or any of the other Security Documents and collect the same out of any property of the Owner;
(ix) to sell any Vessel at public auction, free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:
(a)	by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;

(b)	if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(c)	by sending a similar notice by telecopy confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale.

Such sale of any Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing such Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at such sale.
(x) pending sale of any Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair such Vessel and to employ or lay up such Vessel upon such terms, in such manner and for such period as the Mortgagee in its absolute discretion deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting such Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of such Vessel and without being responsible for any loss thereby incurred;
(xi) to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7(B)(x) above with interest thereon at the Default Rate from the date when such losses were incurred by the Mortgagee; and
(xii) to recover from the Owner on demand all expenses, payments and disbursements (including fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the Default Rate from the date when such expenses, payments or disbursements were incurred by it;
PROVIDED, ALWAYS, that any sale of any Vessel or any interest therein by the Mortgagee pursuant to Section 7(B)(ix) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to such Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee’s power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.
In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued

or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.
          (C) Notwithstanding the foregoing, it is understood that a Total Loss of each Vessel which is covered by the insurance maintained by Owner pursuant to Section 5(B) hereof shall not be deemed to be a default under this Mortgage, the Credit Agreement, the Note, the other Security Documents, or any of them.
          8. Application of Proceeds. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of any Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of such Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied as follows:

First:	To the payment of all costs and expenses (together with interest thereon as hereinbefore provided) incurred by the Mortgagee, the Agent and/or the Lenders, including the reasonable compensation of their respective agents and attorneys, by reason of any sale, retaking, management or operation of the Vessels and all other sums payable to the Mortgagee, the Agent and/or the Lenders hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

Second:	To the payment of the Obligations in the manner provided in the Credit Agreement; and

Third:	Any surplus thereafter remaining, to the Owner or to the Owner’s successors in interest or assigns, or to whomsoever may be lawfully entitled to receive the same.
In the event that the proceeds are insufficient to pay the amounts specified in paragraphs “First” and “Second” above, the Mortgagee shall be entitled to collect the balance from the Owner or any other person liable therefor.
          9. No Waiver. No delay or omission of the Mortgagee to exercise any right or power vested in it under the Credit Agreement, the Note, this Mortgage, the other Security

Documents or any of them shall impair such right or power or be construed as a waiver thereof or as acquiescence in any default by the Owner hereunder, nor shall the acceptance by the Mortgagee of any payments in connection with this Mortgage from any source be deemed a waiver hereunder. However, if at any time after an Event of Default and prior to the actual sale of the Vessels by the Mortgagee or prior to any foreclosure proceedings the Owner cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the Default Rate from the date when such expenses, advances and damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.
          10. Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 12 hereof) in such manner and upon such terms and to such persons as the Mortgagee in its absolute discretion may deem advisable.
          11. Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Note, this Mortgage or any of the other Security Documents, the Owner hereby agrees and undertakes, absent the willfull misconduct or gross negligence of the Morgagee, to indemnify the Mortgagee against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessels or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee’s rights hereunder or under any of the other Security Documents to which the Owner is a party.
          12. Power of Attorney.
          (A) The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessels, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessels, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessels, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessels, to execute and deliver charters and a bill of sale with respect to the Vessels, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default shall occur and shall not be exercisable after all defaults have been cured.

          (B) The exercise of the power granted in this Section 12 by or on behalf of the Mortgagee shall not require any person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.
          13. Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessels and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.
          14. Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against any Vessel at whatever place such Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of proceedings against such Vessel any writ, notice, judgment or other legal process or documents may be served upon the Master of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.
          15. Partial Invalidity. In the event that any provision or provisions of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under the Credit Agreement, the Note, this Mortgage, the other Security Documents or any of them, execute and deliver such other and further instruments and do such things as in the opinion of the Mortgagee or its counsel will be necessary or advisable to carry out the true intent and spirit of this Mortgage. In any event, any such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole.
          16. Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein or in the Credit Agreement, the Note or the other Security Documents specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically in this Mortgage or in the Credit Agreement, the Note or the other Security Documents given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under the Credit Agreement, the Note, this Mortgage or any other Security Documents.
          17. Recordation of Mortgage. For the purpose of recording this First Preferred Mortgage the total amount is One Hundred Ninety-Five Million Five Hundred Thousand Dollars (U.S. $195,500,000) (exclusive of interest, expenses and fees) of which $170,000,000 comprises the Loan and $25,500,000 comprises the Swap Liabilities and interest and performance of mortgage covenants. The discharge amount is the same as the total amount and there is no separate discharge amount for the Vessels. It is not intended that this Mortgage shall include property other than the Vessels and it shall not include property other than the Vessels as the term “vessel” is used in Subsection (c)(2) of Section 31322 of Title 46 United States Code, as amended. Notwithstanding the foregoing, for property other than the Vessels, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.
          18. No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the Ship Mortgage Act or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.
          19. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
          20. Notices. Notices and other communications under this Mortgage shall be in writing and may be given by telecopy as follows:

If to the Owner -	Rigdon Marine Corporation 815 Walker Street, Suite 750 Houston, Texas 77002 United States of America Attention: Larry T. Rigdon Fax No. (703) 236-0200

With Copy to -	Lugenbuhl, Burke, Wheaton, Peck, Rankin & Hubbard 601 Poydras Street, Suite 2775 New Orleans, LA 70130 United States of America Facsimile: (504)529-7418 Attention: Stewart F. Peck

If to the Mortgagee -	DVB Bank NV Parklaan 2 3016 BB Rotterdam The Netherlands Attention: Peter Bergman/Loan Administrator Fax No. +31 10 436 2957

or to such other address as either party shall from time to time specify in writing to the other. Any notice sent by telecopy shall be confirmed by letter dispatched as soon as practicable thereafter.
          Every notice or other communication shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received (provided that it is received prior to 10 a.m. New York time; otherwise it shall be deemed to have been received on the next following Banking Day ), in the case of a telecopy at the time of dispatch thereof (provided further that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality), and in the case of a letter, at the time of receipt thereof.
          21. Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessels and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessels that are no longer useful, necessary, profitable or advantageous in the operation of the Vessels, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.
          22. Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee.
          23. Successors and Assigns. All the covenants, promises, stipulations and agreements of the Owner and all the rights and remedies of the Mortgagee contained in this Mortgage shall bind the Owner, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns, whether so expressed or not.
          24. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the United States of America.
          25. Headings. In this Mortgage, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

          IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative on the day and year first above written.

RIGDON MARINE CORPORATION
By:	/s/ Larry T. Rigdon
	Name:	Larry T. Rigdon
	Title:	Chairman

Schedule 1
Vessels

Vessel Name	Official Number	Registry/Flag
ORLEANS	1151394	United States
BOURBON	1156133	United States
ROYAL	1159200	United States
CHARTRES	1160318	United States
IBERVILLE	1163367	United States
BIENVILLE	1163970	United States
CONTI	1166313	United States
ST. LOUIS	1167668	United States
TOULOUSE	1169977	United States
ESPLANADE	1173548	United States